                                                                   EXHIBIT T3E.7


                              LETTER OF TRANSMITTAL
                     (FOR BROKERS, BANKS AND OTHER NOMINEES)

         Pursuant to instructions received from certain beneficial owners of The Hallwood Group Incorporated's 7% Collateralized Senior Subordinated Debentures due July 31, 2000 (the "Existing Debentures"), we herewith deliver to you the below described Existing Debentures. These Existing Debentures are being delivered pursuant to The Hallwood Group Incorporated's offer to exchange (the "Exchange Offer") up to $20,555,443 of the Company's 8.5% Collateralized Debentures due July 31, 2005 (the "New Collateralized Debentures") for all of its outstanding Existing Debentures in accordance with the terms and conditions contained in the Exchange Offer. We shall retain in our files a copy of the instructions received from such beneficial owners.


         The undersigned hereby warrants that (i) it has transmitted to each beneficial owner it represents the materials provided regarding the Exchange Offer and (ii) it is currently submitting for sale a total of:


Cusip Number                   Quantity of Bonds Presented                 Number of Accounts Represented
------------                   ---------------------------                 ------------------------------
406364 AE 9                     ______  Bonds representing            _______ Beneficial Bondholder Accounts




                  CERTIFICATE OF BROKER, BANK OR OTHER NOMINEE
 (IF YOU HAVE ADDITIONAL ACCOUNTS TO LIST, PLEASE ATTACH THAT LIST TO THIS FORM)

 Bondholder Name         Social Security Number        Internal Acct. Number        Bond Amount
--------------------     -------------------------     -----------------------    ---------------------

--------------------     -------------------------     -----------------------    ---------------------

--------------------     -------------------------     -----------------------    ---------------------

--------------------     -------------------------     -----------------------    ---------------------

--------------------     -------------------------     -----------------------    ---------------------


         We hereby attest that the above list and any attached list of bondholder names, social security numbers, account numbers and corresponding holdings of Existing Debentures sets forth a complete list of such information, by clients of our firm who are tendering pursuant to the Exchange Offer at this time.

Signed:                                               Dated:
       --------------------------------------------         -------------------
By:
   ---------------------------------------------
               (Please print name)


Name, Address and Telephone Number of Broker, Bank or Nominee:



Tax I.D. Number:

          Any questions or requests for assistance may be directed to:

                            HALLWOOD PETROLEUM, INC.

                              Toll-Free Nationwide
                                 (800) 882-9225



    THIS COMPLETED FORM MUST BE RECEIVED ON OR BEFORE _______, ____ __, 1998